EXHIBIT 16.1

MOSS ADAMS LLP
CERTIFIED PUBLIC ACCOUNTANTS | BUSINESS CONSULTANTS

December 21, 2009

Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 18, 2009 of Home Federal Bancorp, Inc., and are in agreement with the statements contained therein, except for all of paragraph (b), for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Moss Adams LLP

MOSS ADAMS LLP
Spokane, Washington

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